UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 21, 2013

TRAVELCENTERS OF AMERICA LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33274	20-5701514
(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Suite 200, Westlake, OH	44145-5639
(Address of Principal Executive Offices)	(Zip Code)

(440) 808-9100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 21, 2013, the Board of Directors, or the Board, of TravelCenters of America LLC, or the Company, adopted (i) an Amended and Restated Limited Liability Company Agreement of the Company, or the Amended and Restated LLC Agreement, and (ii) amended and restated bylaws of the Company, or the Amended and Restated Bylaws, both effective that same day.

The changes in the Amended and Restated LLC Agreement clarify (i) certain advance notice provisions requiring that a shareholder making a nomination of an individual for election to the Board or a proposal of other business to be considered by shareholders at a meeting of shareholders satisfy certain share certificate and record ownership requirements and (ii) the Board’s authority to adopt and amend bylaws.

The Amended and Restated Bylaws change the advance notice procedures to require that any one or more shareholders seeking to nominate an individual for election to the Board at an applicable meeting of shareholders must, individually or in the aggregate, hold at least 3% of the Company’s common shares entitled to vote at the meeting on such election and must have held such shares continuously for at least three years at the date such shareholder or shareholders give the advance notice required by the Amended and Restated Bylaws.  Under the Company’s bylaws as they existed immediately prior to the adoption of the Amended and Restated Bylaws, a shareholder seeking to make such a nomination must have continuously held at least $2,000 in market value, or 1%, of the Company’s common shares entitled to vote at the meeting for at least one year from the date the shareholder gave its advance notice.  The share ownership requirement for shareholders seeking to propose business at an annual meeting, other than the nomination of individuals for election to the Board, was not changed.

The Amended and Restated Bylaws change the time period for which information regarding certain transactions in the Company’s securities by shareholders making a nomination of an individual for election to the Board or proposing other business, as well as by the proposed nominee and certain other persons, must be provided in the shareholder’s notice from 24 months to 36 months.  The Amended and Restated Bylaws also add a provision requiring a shareholder making such a nomination to include with its notice a signed and notarized statement certifying the truth and completeness of all information contained in the notice, the notice’s compliance with the advance notice procedures and that such shareholder will continue to hold all of its common shares of the Company through and including the time of the applicable meeting and requiring a signed and notarized certificate of each proposed nominee certifying that the information in such notice regarding the proposed nominee and certain associated persons are true and complete and comply with the advance notice procedures.  The Amended and Restated Bylaws also include certain other conforming changes.

The foregoing descriptions of the Company’s Amended and Restated LLC Agreement and Amended and Restated Bylaws is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated LLC Agreement and Amended and Restated Bylaws, copies of which are attached as Exhibits 3.1 and 3.3, respectively, and which Amended and Restated LLC Agreement and Amended and Restated Bylaws are incorporated herein by reference.  In addition, a marked copy of the Company’s Amended and Restated LLC Agreement and Amended and Restated Bylaws indicating changes made to the Company’s LLC Agreement and bylaws as they existed immediately prior to the adoption of those amended and restated bylaws are attached as Exhibits 3.2 and 3.4.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

3.1	Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, dated February 21, 2013

3.2	Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, dated February 21, 2013 (marked copy)

3.3	Amended and Restated Bylaws of TravelCenters of America LLC adopted February 21, 2013

3.4	Amended and Restated Bylaws of TravelCenters of America LLC adopted February 21, 2013 (marked copy)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

By:	/s/ Andrew J. Rebholz
Name:	Andrew J. Rebholz
Title:	Executive Vice President, Chief Financial Officer and Treasurer

Dated:  February 27, 2013

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, dated February 21, 2013

3.2	Amended and Restated Limited Liability Company Agreement of TravelCenters of America LLC, dated February 21, 2013 (marked copy)

3.3	Amended and Restated Bylaws of TravelCenters of America LLC adopted February 21, 2013

3.4	Amended and Restated Bylaws of TravelCenters of America LLC adopted February 21, 2013 (marked copy)